                                                                    Exhibit 99.1

         DEL
         Global
         Technologies
         Corp.

                              FOR IMMEDIATE RELEASE

                  DEL GLOBAL TECHNOLOGIES NAMES JAMES A. RISHER
                         INTERIM CHIEF EXECUTIVE OFFICER

VALHALLA, NY - July 25, 2006 -- Del Global Technologies Corp. (DGTC) ("Del
Global" or "the Company") today announced the appointment of James A. Risher as
Interim Chief Executive Officer, effective July 22. Mr. Risher succeeds Walter
F. Schneider, who voluntarily resigned to pursue other business interests.

Mr. Risher, age 63, joined Del Global's Board of Directors in April 2005. Mr.
Risher has been the Managing Partner of Lumina Group, LLC, a private company engaged in the business of consulting and investing in small and mid-size companies, since 1998.

From February 2001 to May 2002, Mr. Risher served as Chairman and Chief
Executive Officer of BlueStar Battery Systems International, Inc., a Canadian
public company that is an e-commerce distributor of electrical and electronic products to selected automotive aftermarket segments and targeted industrial markets. From 1986 to 1998, Mr. Risher served as a director, Chief Executive
Officer and President of Exide Electronics Group, Inc. ("Exide"), a global leader in the uninterruptible power supply industry. He also served as Chairman of Exide from December 1997 to July 1998. Mr. Risher has also been a director of
SL Industries, Inc., a manufacturer and marketer of power and data quality systems and equipment for individual, medical, aerospace and consumer applications, since May 2003 and a director of New Century Equity Holdings
Corp., a holding company seeking to acquire a new business, since October 2004.

Mr. Risher stated, "I want to thank Walt for his contributions to the Company and wish him well in future endeavors."

ABOUT DEL GLOBAL TECHNOLOGIES

Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of cost-effective medical imaging and diagnostic systems consisting of stationary and portable x-ray systems, radiographic/fluoroscopic systems, dental imaging systems and proprietary high-voltage power conversion subsystems for medical and other critical industrial applications. Through its
RFI subsidiary, Del Global manufactures electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications.

Del Global Technologies                                                   Page 2
July 25, 2006

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. Del Global cautions that these statements are not guarantees of future performance. These statements involve a number of risks and uncertainties that are difficult to predict, including, but not limited to: the ability of Del Global to implement its business plan; retention of management; changing industry and competitive conditions; obtaining anticipated operating efficiencies; securing necessary capital facilities; favorable determinations in various legal matters; market and operating risks from foreign currency exchange exposures; and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.

DEL GLOBAL TECHNOLOGIES CORP.                       INVESTOR RELATIONS:
James A. Risher,                                    The Equity Group Inc.
Interim Chief Executive Officer (847) 288-7065      Devin Sullivan  (212) 836-9608
Mark Koch,                                          Maura Gedid  (212) 836-9605
Principal Accounting Officer (914) 686-3650